Exhibit C
PUTNAM FUNDS

SUB-ADVISORY CONTRACT

This Sub-Advisory Contract is dated as of May 15, 2008 between and among PUTNAM INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”), PUTNAM INVESTMENTS LIMITED, a company organized under the laws of England and Wales (“PIL”), and THE PUTNAM ADVISORY COMPANY, LLC, a Delaware limited liability company (the “Sub-Advisor”).

WHEREAS, the Manager is the investment manager of each of the investment companies registered under the United States Investment Company Act of 1940, as amended, that are identified on Schedules A and B hereto, as they may from time to time be amended by the Manager (the “Funds”), and a registered investment adviser under the United States Investment Advisers Act of 1940, as amended;

WHEREAS, PIL is a registered investment adviser under the United States Investment Advisers Act of 1940, as amended, is licensed as an investment manager by the Financial Services Authority of the United Kingdom (the “FSA”) and is a sub-manager of each of the Funds pursuant to that certain Sub-Management Contract dated as of August 3, 2007 (the “PIL Sub-Management Contract”), between the Manager and PIL whereby the Manager has contracted with PIL for the management of certain portions of each of the Funds (each, a “PIL-Advised Sleeve”);

WHEREAS, the Sub-Advisor is a registered investment adviser under the United States Investment Advisers Act of 1940, as amended, is an investment adviser registered with the Kanto Local Finance Bureau to provide non-discretionary investment advice in Japan and is an investment adviser authorized to provide discretionary investment advice and management in Singapore pursuant to exemptions granted by the Monetary Authority of Singapore;

WHEREAS, the Manager and PIL currently engage the Sub-Advisor from time to time to provide non-discretionary investment advice from the Sub-Advisor’s office in Japan with respect to a portion of certain of the Funds, and the Manager now also desires to engage the Sub-Advisor from time to time to provide discretionary investment management services from the Sub-Advisor’s office in Singapore with respect to a portion of certain of the Funds:

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

1. SERVICES TO BE RENDERED BY SUB-ADVISOR

(a) The Sub-Advisor will furnish non-discretionary and discretionary investment services as set forth in (i) and (ii) below, respectively.

(i) Non-discretionary services

(A) The Sub-Advisor, at its expense, will from time to time furnish to either PIL or the Manager recommendations to purchase, hold, sell or exchange investments, securities and assets (the “Assets”) in that portion of any Fund identified on Schedule A which is designated from time to time by the Manager or PIL (an “Allocated Sleeve”). The Manager or PIL, as the case may be, shall determine whether to execute each recommendation of the Sub-Advisor provided hereunder. The Manager shall determine which Funds will have an Allocated Sleeve; provided that, with respect to any Fund, the Trustees of such Fund must have approved the use of the Sub-Advisor prior to the creation of an Allocated Sleeve for such Fund. The Manager, and in the case of a PIL-Advised Sleeve, PIL shall (at all times in the case of PIL subject to the oversight and supervision of the Manager), determine the amount of assets allocated from time to time to each such Allocated Sleeve.

(B) The Manager may, and in the case of a PIL-Advised Sleeve, PIL may, each at its discretion, also request the Sub-Advisor to perform certain services set forth in Section 1(a) with respect to any portion of a Fund, even if the Manager or PIL, as the case may be, has not established an Allocated Sleeve with respect to that portion of the Fund.

(ii) Discretionary services

(A) The Sub-Advisor, at its expense, will furnish continuously an investment program for that portion of any Fund identified on Schedule B the management of which is allocated from time to time by the Manager or PIL to the Sub-Advisor (an “Allocated Sleeve”). The Manager or PIL, as the case may be, shall, in its sole discretion, determine which Funds will have an Allocated Sleeve and the amount of assets allocated from time to time to each such Allocated Sleeve; provided that, with respect to any Fund, the Trustees of such Fund must have approved the use of the Sub-Advisor prior to the creation of an Allocated Sleeve for such Fund. The Sub-Advisor will determine what investments shall be purchased, held, sold or exchanged by any Allocated Sleeve and what portion, if any, of the assets of the Allocated Sleeve shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund’s investments held in such Allocated Sleeve.

(B) The Manager may, and in the case of a PIL-Advised Sleeve, PIL may, each at its discretion, also request the Sub-Advisor to provide assistance with purchasing and selling securities for any Fund, including the placement of orders with broker-dealers selected in accordance with Section 1(d), even if the Manager or PIL, as the case may be, has not established an Allocated Sleeve for such Fund.

(C) The Sub-Advisor shall place all orders for the purchase and sale of portfolio investments for any Allocated Sleeve with brokers or dealers selected by the Sub-Advisor. In the selection of such brokers or dealers and the placing of such orders, the Sub-Advisor shall use its best efforts to obtain for the related

Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Sub-Advisor, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Funds may determine, the Sub-Advisor shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Manager or, in the case of a PIL-Advised Sleeve, PIL, or the Sub-Advisor an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund and to other clients of the Manager or PIL, as the case may be, or the Sub-Advisor as to which the Manager or PIL, as the case may be, or the Sub-Advisor exercises investment discretion. The Sub-Advisor agrees that in connection with purchases or sales of portfolio investments for any Fund, neither the Sub-Advisor nor any officer, director, employee or agent of the Sub-Advisor shall act as a principal or receive any commission other than as provided in Section 3.

(b) The Sub-Advisor at its expense will furnish all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully.

(c) The Sub-Advisor shall not be obligated to pay any expenses of or for the Manager, PIL or any Fund not expressly assumed by the Sub-Advisor pursuant to this Section 1.

(d) In the performance of its duties, the Sub-Advisor will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of each applicable Fund and such Fund’s stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of such Fund and to comply with other policies which the Manager, PIL or the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Manager and PIL.

2. OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of a Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Sub-Advisor, and in any person controlled by or under common control with the Sub-Advisor, and that the Sub-Advisor and any person controlled by or under common control with the Sub-Advisor may have an interest in such Fund. It is also understood that the Sub-Advisor and any person controlled by or under common control with the Sub-Advisor have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3. COMPENSATION

Except as provided below, the Manager or PIL, as the case may be, will pay to the Sub-Advisor as compensation for the Sub-Advisor’s services rendered a fee, computed and paid quarterly at the annual rate of

0.10% per annum of average net asset value of the assets in each Allocated Sleeve of Funds identified on Schedule A, and

0.35% per annum of average net asset value of the assets in each Allocated Sleeve of Funds identified on Schedule B.

Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during a quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fee shall be payable for each quarter within 30 days after the close of such quarter. The Sub-Advisor shall look only to the Manager or PIL, as the case may be, for payment of its fees. No Fund shall have any responsibility for paying any fees due the Sub-Advisor.

If the Sub-Advisor shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.

4. ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS CONTRACT.

This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended with respect to any Allocated Sleeve unless such amendment be approved at a meeting by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the related Fund who are not interested persons of such Fund or of the Manager.

5. EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a) Any party hereto or, with respect to any Allocated Sleeve, the related Fund may at any time terminate this Contract by not more than sixty days’ nor less than thirty days’ written notice delivered or mailed by registered mail, postage prepaid, to the other parties, or

(b) With respect to any Allocated Sleeve, if (i) the Trustees of the related Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of such Fund, and (ii) a majority of the Trustees of such Fund who are not interested persons of such Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on the anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later, or

(c) With respect to any Allocated Sleeve, automatically upon termination of the Manager’s investment management contract with the related Fund, or with respect to any Allocated Sleeve for which PIL has contracted with the Sub-Advisor to provide services under this Contract, automatically upon termination of the PIL Sub-Management Contract.

Action by a Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of such Fund.

Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6. CERTAIN DEFINITIONS.

For the purposes of this Contract, the “affirmative vote of a majority of the outstanding shares of a Fund” means the affirmative vote, at a duly called and held meeting of shareholders of such Fund, (a) of the holders of 67% or more of the shares of such Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of such Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of such Fund entitled to vote at such meeting, whichever is less.

For the purposes of this Contract, the terms “affiliated person,” “control,” “interested person” and “assignment” shall have their respective meanings defined in the United States Investment Company Act of 1940 and the Rules and Regulations thereunder (the “1940 Act”), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act; and the term “specifically approve at least annually” shall be construed in a manner consistent with the 1940 Act, and the Rules and Regulations thereunder.

7. NON-LIABILITY OF SUB-ADVISOR.

In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-Advisor, or reckless disregard of its obligations and duties hereunder, the Sub-Advisor shall not be subject to any liability to the Manager, PIL, any Fund or to any shareholder of any Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8. ADDITIONAL PROVISIONS

(a) PIL represents that it is regulated by the FSA in the conduct of its investment business. PIL has in operation a written procedure in accordance with FSA rules for the effective consideration and proper handling of complaints from customers. Any complaint by the Manager or any Fund should be sent to the Compliance Officer of PIL. The Manager and any Fund is also entitled to make any complaints about PIL to the Financial Ombudsman Service established by the FSA. The Manager and any Fund may also request a statement describing its rights to compensation in the event of PIL’s inability to meet its liabilities.

(b) The Manager represents that it and each Fund are “Professional Customers” in the meaning of FSA rules.

(c) Although each Fund is not a party hereto and shall have no responsibility for the Manager’s, PIL’s or the Sub-Advisor’s obligations hereunder, each Fund is named as explicit third party beneficiary of the parties’ agreements hereunder.

In witness whereof, PUTNAM INVESTMENT MANAGEMENT, LLC, PUTNAM INVESTMENTS LIMITED and THE PUTNAM ADVISORY COMPANY, LLC have each caused this instrument to be signed on its behalf by an officer duly authorized, all as of the day and year first above written.

PUTNAM INVESTMENT MANAGEMENT, LLC

By:	/s/ James P. Pappas
James P. Pappas
Director, Trustee Relations

PUTNAM INVESTMENTS LIMITED

By:	/s/ William T. Connolly
William T. Connolly
Head of Global Distribution

THE PUTNAM ADVISORY COMPANY, LLC

By:	/s/ James F. Clark
James F. Clark
Associate General Counsel

Schedule A

As amended as of April 27, 2012

Putnam Absolute Return 100 Fund
Putnam Absolute Return 300 Fund
Putnam Absolute Return 500 Fund
Putnam Absolute Return 700 Fund
Putnam Dynamic Asset Allocation Equity Fund
Putnam Emerging Markets Equity Fund
Putnam Global Consumer Fund
Putnam Global Energy Fund
Putnam Global Financials Fund
Putnam Global Health Care Fund
Putnam Global Industrials Fund
Putnam Global Natural Resources Fund
Putnam Global Technology Fund
Putnam Global Telecommunications Fund
Putnam Global Utilities Fund
Putnam International Equity Fund
Putnam VT Absolute Return 500 Fund
Putnam VT Global Health Care Fund
Putnam VT Global Utilities Fund
Putnam VT International Equity Fund

PUTNAM INVESTMENT MANAGEMENT, LLC		PUTNAM INVESTMENTS
LIMITED

By:	/s/ James P. Pappas	By:	/s/ Joseph T. Phoenix
	James P. Pappas		Joseph T. Phoenix.
	Director, Trustee Relations		Director

THE PUTNAM ADVISORY COMPANY, LLC

By:	/s/ James F. Clark
James F. Clark
Associate General Counsel and
Assistant Secretary

Schedule B

As amended as of March 18, 2013

Fund

Putnam Absolute Return 100 Fund

Putnam Absolute Return 300 Fund

Putnam Absolute Return 500 Fund

Putnam Absolute Return 700 Fund

Putnam Asia Pacific Equity Fund

Putnam Capital Spectrum Fund

Putnam Dynamic Asset Allocation Balanced Fund

Putnam Dynamic Asset Allocation Conservative Fund

Putnam Dynamic Asset Allocation Equity Fund

Putnam Dynamic Asset Allocation Growth Fund

Putnam Emerging Markets Equity Fund

Putnam Equity Spectrum Fund

Putnam Europe Equity Fund

Putnam Global Consumer Fund

Putnam Global Dividend Fund (effective March 18, 2013)

Putnam Global Energy Fund

Putnam Global Equity Fund

Putnam Global Financials Fund

Putnam Global Health Care Fund

Putnam Global Industrials Fund

Putnam Global Natural Resources Fund

Putnam Global Sector Fund

Putnam Global Technology Fund

Putnam Global Telecommunications Fund

Schedule B (continued)

Putnam Global Utilities Fund

Putnam International Equity Fund

Putnam International Growth Fund

Putnam International Value Fund

Putnam Research Fund

Putnam Retirement Income Fund Lifestyle 2

Putnam Retirement Income Fund Lifestyle 3

Putnam VT Absolute Return 500 Fund

Putnam VT Global Asset Allocation Fund

Putnam VT Global Equity Fund

Putnam VT Global Health Care Fund

Putnam VT Global Utilities Fund

Putnam VT International Equity Fund

Putnam VT International Growth Fund

Putnam VT International Value Fund

Putnam VT Research Fund

PUTNAM INVESTMENT MANAGEMENT, LLC		PUTNAM INVESTMENTS
LIMITED

By:	/s/ James P. Pappas	By:	/s/ Joseph T. Phoenix
	James P. Pappas		Joseph T. Phoenix.
	Director, Trustee Relations		Director

THE PUTNAM ADVISORY COMPANY, LLC

By:	/s/ James F. Clark
James F. Clark

Associate General Counsel and
Assistant Secretary